Exhibit 3.3


                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                         FLUSHING FINANCIAL CORPORATION


                   FLUSHING FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

                   DOES HEREBY CERTIFY:

                   That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly called and held on September 17, 1996, duly adopted a resolution providing for the issuance of one series of the Corporation's Preferred Stock, $.01 par value, to be designated "Series A Junior Participating Preferred Stock," and fixing the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

                   RESOLVED, that pursuant and subject to the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, as amended, there is hereby established a series of Preferred Stock to which the following provisions shall be applicable:

                  Series A Junior Participating Preferred Stock

     1. DESIGNATION. The series shall be designated as "Series A Junior Participating Preferred Stock" (hereinafter "this Series").

     2. NUMBER. The number of shares of this Series authorized to be issued is 100,000. Such number may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of this Series to a number less than that of the shares then outstanding.

     3. DIVIDENDS AND DISTRIBUTIONS.

                   (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend

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Payment Date after the first issuance of a share or fraction of a share of this
Series, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise), declared on the Common stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series. In the event the Corporation shall at any time after September 30, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) The Corporation shall declare a dividend or distribution on this Series as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on this Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                   (C) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of this Series, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis amount all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

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                   4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), no distribution shall be made (x) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon Liquidation) to this Series unless prior thereto, the holders of shares of this Series shall have received an amount per share equal to the greater of (i) $100, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount to be distributed per share to holders of Common Stock, or
(y) to the holders of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except distributions made ratably on this Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such Liquidation. In the event the Corporation shall at any time after September 30, 1996 declare or pay any dividend on the Common stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise then by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of this Series were entitled immediately prior to such event under clause (ii) of clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares Common Stock that were outstanding immediately prior to such event.

                   For purposes of this Certificate, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations shall not be deemed to be a Liquidation.

     5. Redemption. The shares of this Series shall not be redeemable.

     6. Voting Rights. The holders of shares of this Series shall have the following voting rights.

                   (A) Subject to the provision for adjustment hereinafter set forth, each share of this Series shall entitle the holder thereof to 100 votes on all maters submitted to a vote of the Common stockholders of the Corporation. In the event the Corporation shall at any time after September 30, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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                   (B) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, the holders of shares of this Series and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of Common stockholders of the Corporation.

                   (C) (i) If at any time dividends on any shares of this Series shall be in arrears in an amount equal to six full quarterly dividends thereon, the holders of this Series and all other series of Preferred Stock (in each case to the extend then entitled pursuant to the terms of such series), voting together as on class, shall have the exclusive and special right to elect two directors of the Corporation, and the number of directors constituting the Board of Directors of the Corporation shall be increased by two (if not previously increased in connection with the right of other series Preferred Stock entitled to vote together with this Series to elect directors of the Corporation) for such purpose.

                           (ii) Whenever any such right of the holders of this
                   Series shall have vested, such right may be exercised initially either at a special meeting of the holders of this Series and all other series so entitled to vote, if any, called as hereinafter provided, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of the holders of this Series voting separately as a class with such other series to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accrued on ally shares of this Series shall have been paid in full, or declared and set apart for payment, at which time the special right of the holders of this Series so to vote separately as a class which such other series for the election of directors shall terminate, subject to revesting in the event of each and every subsequent occurrence of an arrearage specified in subparagraph (C)(i) above.

                           (iii) At any time when such special voting power
                   shall have vested in the holders of this Series as provided in the preceding subparagraph (C)(i), the proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors addressed to the Secretary of the Corporation, call a special meeting of the holders of this Series for the purpose of electing directors pursuant to this paragraph (C). Such meeting shall be held at the earliest practicable date. If such meeting shall not be called by the proper officer of the Corporation within twenty days after personal service of such written request upon the Secretary of the Corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated by giving the notice required for annual meetings of stockholders.

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                   Any holder of this Series so designated shall have access to the stock books of the corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (C)(iii), no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of stockholders.

                           (iv) At any meeting held for the purpose of electing
                   directors at which the holders of this Series and any other series of Preferred Stock shall have the special right to elect directors as provided in this paragraph (C), the presence, in person or by proxy, of the holders of 50% of the voting power of the then outstanding aggregate number of shares of this Series and such other series shall be required to constitute a quorum for the election of any director by the holders of such series. At any such meeting or adjournment thereof, (a) the absence of a quorum shall not prevent the election of directors other than those to be elected by all such series of Preferred Stock voting separately as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by this Series and any other series of Preferred Stock that may be voting with it separately as a class, and (b) in the absence of either or both such quorums, the holders of a majority of the voting power of the shares present in person or by proxy of the stock or stocks which lack a quorum shall have the power to adjourn the meeting for the election of directors who they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

                           (v) During any period when the holders of this Series
                   have the right to vote separately as a class for directors as provided in paragraph (C) hereof, (1) the directors so elected by the holders of the one or more series of Preferred Stock entitled to vote for such directors shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify or, until termination of the right of the holders of the one or more series of Preferred Stock entitled to vote for such directors to vote separately as a class for directors as provided in paragraph (C) hereof and (2) vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the one or more series of Preferred Stock which elected the directors whose office shall have become vacant or if there be no such remaining director, directors to fill such vacancies shall be elected by the holders of the one or more series of Preferred Stock entitled to vote for such directors at a special meeting called pursuant to the provisions of paragraph (C) hereof. Immediately upon any termination of the right of the holders of this Series and any other series of Preferred Stock to vote separately as a class for directors as provided in paragraph (C) hereof, the term of office of the directors then in office so elected by the holders of this Series and any such other series shall terminate.

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                   Whenever the term of office of the directors so elected by the holders of this Series and any such other series shall terminate and the special voting power vested in the holders of this Series and any such other series as provided in paragraph (C) hereof shall have terminated, the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of paragraph (C).

         (D) So long as any shares of this Series are outstanding, the Corporation shall not, without the consent of the holders of two-thirds of the outstanding shares of this Series, given by such holders as one class, and given by vote in person or by proxy at a meeting called for that purpose or given in writing, amend the Certificate of Incorporation or adopt or amend any resolutions of the Board of Directors to alter or change the powers, preferences or special rights of this Series so as to affect them adversely.

         (E) Except as provided herein, in the Certificate of Incorporation of the Corporation or by law, holders of shares of this Series shall have o special voting rights and their consent shall not be required for taking any corporate action.

         7.       CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on this Series as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any Common Stock or any other shares of stock ranking junior (either as to dividends or upon Liquidation) to this series;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon Liquidation) with this Series; PROVIDED, HOWEVER, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon Liquidation) to this Series; or

                  (iv) purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of

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         the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 7, purchase or otherwise acquire such shares at such time and in such manner.

         8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after September 30, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of this Series shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         9.       RANKING.   This Series shall rank junior to all other series
of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation, unless the terms of any such series shall provide otherwise.

         10. FRACTIONAL SHARES. This Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of this Series.

         11.      OTHER RIGHTS.   The holders of shares of this Series shall not
have any other preferences or special rights.

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James F. McConnell, its President & CEO, and attested by Michael J. Hegarty, its Secretary, this 26th day of September, 1996.

                                            FLUSHING FINANCIAL CORPORATION

                                            By: /s/ James F. McConnell
                                               ---------------------------------
                                               Name:  James F. McConnell

                                               Title:    President & CEO

Attest:

 /s/ Michael J. Hegarty
------------------------

Name: Michael J. Hegarty

Title:    Secretary


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